UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

8.01	Other Events.

On May 27, 2021, Flux Power Holdings, Inc., a Nevada corporation (the “Company”) filed Amendment No. 1 (the “Amendment”) to the prospectus supplement dated December 21, 2020 (the “Prospectus Supplement”) for its previously disclosed Common Stock Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”) to increase the size of the “at the market offering” program (the “ATM Offering”) under which the Company may from time to time offer and sell shares of its common stock, par value $0.001 per share, from an aggregate offering price of up to $10 million in the Prospectus Supplement to an amended maximum aggregate offering price of up to $20 million in the Amendment, to or through HCW, as sales agent or principal. Accordingly, pursuant to the ATM Offering, the Company may sell up to $20 million of shares of the Company’s common stock (the “Shares”) (which amount includes the value of shares we have already sold prior to the date of this Amendment) pursuant to the base prospectus dated October 26, 2020, the Prospectus Supplement, and the Amendment (collectively, the “Prospectus”). Prior to the date of the Amendment, an aggregate of 677,309 shares of common stock were sold for gross proceeds of approximately $9.25 million in connection with the ATM Offering.

The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-249521), declared effective by the Securities and Exchange Commission (the “Commission”) on October 26, 2020, and the Prospectus. Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) of the Securities Act. The Company or the Agent may, upon written notice to the other party in accordance with the terms of the Sales Agreement, suspend offers and sales of the Shares. The Company and HCW each have the right, in its sole discretion, to terminate the Sales Agreement at any time upon prior written notice pursuant to the terms and subject to the conditions set forth in the Sales Agreement.

The Company will pay to HCW a commission in an amount equal to 3.0% of the gross sales price per Share sold through it as sales agent under the Sales Agreement. In addition, the Company has agreed to reimburse HCW for certain expenses it incurs in the performance of its obligations up to a maximum of $50,000, and $2,500 per quarter thereafter, under the Sales Agreement. The Company has also agreed pursuant to the Sales Agreement to indemnify and provide contribution to HCW against certain liabilities, including liabilities under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company’s common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2020 and is incorporated herein by reference. The description of the material terms of the Sales Agreement is qualified in its entirely by reference to such exhibit.

A legal opinion of Lewis Brisbois Bisgaard & Smith LLP relating to the validity of the Shares (including the consent) is filed herewith as Exhibit 5.1 and is incorporated hereby by reference.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Sales Agreement with H.C. Wainwright & Co., LLC*
5.1	Opinion of Lewis Brisbois Bisgaard & Smith LLP
23.1	Consent of Lewis Brisbois Bisgaard & Smith LLP (contained in Exhibit 5.1)

* Incorporated by reference to Company’s Current Report on Form 8-K filed December 21, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: May 27, 2021

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